Exhibit 10.21

                           GENERAL SERVICES AGREEMENT

This General Services Agreement is made this ________ day of ___________ (the "EFFECTIVE DATE") between

XL CAPITAL ASSURANCE INC., a New York corporation ("XLCA" or the "SERVICE PROVIDER"); and

X.L. GLOBAL SERVICES, INC., a Delaware corporation ("XLGS" or the "COMPANY")

(each a "Party" and collectively the "Parties").

WHEREAS:

Service Provider and Company are currently wholly owned subsidiaries of the XL Capital Ltd group of companies; and

It is contemplated that an initial public offering will be made of a portion of the capital stock of Security Capital Assurance Ltd ("SCA"), a parent of the Service Provider, resulting in partial public ownership of SCA; and

Service Provider and Company both desire for Service Provider to provide certain services to the Company following the initial public offering of SCA; and

Service Provider and the Company desire to enter into this Agreement to set forth the roles and responsibilities with regard to services to be provided by Service Provider to the Company.

Now, in consideration for the mutual benefits contained in this General Services Agreement, it is agreed as follows:

1        DEFINITIONS

         The following words and phrases shall have the meaning given to them below:

         "Agreement" means this General Services Agreement and the Schedules attached to it and any subsequent amendments or alterations agreed in writing by the Parties.

          "Non-SCA Third Party Contractors" means any individual, company or other legal entity with whom Service Provider enters into a contract for the benefit of the Company, including (but not limited to) to enhance its ability to provide any part of the Services, where such individual, company or other legal entity is not within the SCA group of companies.

         "Representatives" shall have the meaning specified in clause 10.1.

         "SCA Third Party Contractors" means any individual, company or other legal entity with whom Service Provider enters into a contract for the benefit of the Company, including (but not limited to) to enhance its ability to provide any part of the Services, where such individual, company or other legal entity is within the SCA group of companies.

         "Services" shall have the meaning specified in clause 3.1.

         "Staff" means individuals employed by Service Provider or by another company within the SCA group of companies.

         "Steering Committee" shall have the meaning specified in clause 10.3.

         "Third Party Contractors" means both SCA Third Party Contractors and Non-SCA Third Party Contractors.

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                                     - 2 -


2        PERIOD OF THIS AGREEMENT

2.1 This Agreement shall commence on the Effective Date and continue until terminated in accordance with clause 19 of this Agreement.

3        PROVISION OF SERVICES

3.1 Each Schedule attached to and made a part of this Agreement describes the services to be provided by Service Provider to the Company, as amended from time to time by written agreement of the Parties (the "Services"). The Parties have made a good faith effort as of the date hereof to identify each Service and to complete the content of the Schedules accurately. It is anticipated that the Parties will modify the Services from time to time. In that case or to the extent that any
         Schedule is incomplete, the Parties will use good faith efforts to modify the Schedules. There are certain terms that are specifically addressed in the Schedules attached hereto that may differ from the terms provided hereunder. In those cases, the specific terms described in the Schedules shall govern.

3.2 The Parties may also identify additional Services that they wish to incorporate into this Agreement. The Parties will create additional Schedules setting forth the description of such Services, the fees for such Services and any other applicable terms.

3.3 Subject to the terms of this Agreement, Service Provider undertakes to and shall provide the Services to the Company to the best of its ability at all times and to a standard that would reasonably be expected of it by a professional, independent person or body.

3.4 Without prejudice to clause 3.3, to the extent that Service Provider is unable to perform any part of the Services in accordance with this
         Agreement, it shall advise the Company as soon as reasonably practicable. In addition, Service Provider shall, to the extent possible, advise the Company of a timetable for it to be able to resume full performance of the Services in accordance with this Agreement and the steps it is taking in that regard. Service Provider shall notify the Company to the extent there is likely to be any deviation from the timetable proposed.

3.5 The Parties acknowledge and agree that Service Provider and the Staff shall be entitled to provide similar services as the Services to any other legal entity, provided that in doing so the operation of the Company is not unreasonably prejudiced and the provision of the Services to the Company is not materially adversely affected. The Parties further acknowledge and agree that the Company may retain any individual or legal entity, other than Service Provider and the Staff, to perform services similar or identical to the Services; provided that in doing so the ability of Service Provider to perform any part of the Services in accordance with this Agreement is not materially adversely affected.

4        PROVISION OF STAFF TO PERFORM THE SERVICES

4.1 Service Provider acknowledges it has been given sufficient information to understand and appreciate the requirements and operations of the Company relating to the provision of the Services currently described in each Schedule. Service Provider shall and undertakes to provide at all times, Staff or Non-SCA Third Party Contractors of the requisite calibre, and with appropriate training and experience and in sufficient numbers as required by the Company and as agreed between the Parties and in accordance with the attached Schedules.

4.2 The Company acknowledges and agrees that at the commencement of this Agreement the Staff or Non-SCA Third Party Contractors provided to perform the Services are of the requisite calibre, have appropriate experience and training and are of a sufficient number.

4.3 If Service Provider cannot provide Staff to perform the Services, it shall, with the agreement of the Company, contract or subcontract with Non-SCA Third Party Contractors to provide all or part of the Services. The direction and management of the Non-SCA Third Party Contractors provided to perform the Services on behalf of the Company will be the responsibility of Service Provider, unless otherwise agreed by the Parties in writing but only to the extent that Service Provider has contracted directly with such Non-SCA Third Party Contractors.

5        THIRD PARTY CONTRACTORS

5.1 The Company acknowledges and agrees that the provision of the Services may in part be delegated or contracted or subcontracted to Third Party Contractors by Service Provider.

5.2 Service Provider may enter into contracts with Third Party Contractors, including, but not limited to, for the provision of the Services, either on its own behalf or on its own behalf and on behalf of the Company, whichever Service Provider reasonably deems appropriate and in the best interests of the Company.

5.3 When entering into contracts with Third Party Contractors, Service Provider will have regard to the stated interests of the Company, including, but not limited to, the identity of the Third Party Contractor, the terms, costs and period of the contract.

5.4 To the extent Service Provider delegates to, or contracts or subcontracts with, Third Party Contractors to perform any part of the Services or to perform specific functions, Service Provider shall (remain responsible and) be liable to the Company for the (non) performance of the Services and the (non) performance of such specific functions in their entirety (and for the oversight and management of the Third Party Contractors) and in accordance with clause 6.1. below, unless otherwise agreed in writing by the Company.

6        LIABILITY

6.1 Except to the extent set out in clauses 6.2, to 6.3 below, Service Provider shall be liable to indemnify the Company for any loss the Company incurs or as a result of a breach by the Company of its obligations under Clause 15.1 (including defence costs) caused by (i) the acts and/or omissions of Service Provider, its employees, directors and officers in providing the Services, (ii) the breaches of obligations, acts and/or omissions of Third Party Contractors, and
         (iii) the failure of Service Provider to abide by the terms and conditions of this Agreement. Both Parties shall take all reasonable steps to mitigate any loss including pursuing recovery from any third party. Where appropriate, the Parties further agree they will consult each other in respect of such steps in accordance with clause 10 below.

6.2 Service Provider shall not be liable to the Company in respect of any loss caused by acts of God, or any event beyond the reasonable control of the Parties, including but not limited to nationalization, expropriation, devaluation, seizure, or similar action by any government authority, de facto or de jure; or acts of war, terrorism, insurrection or revolution.

6.3 Service Provider agrees to take all reasonable steps to recover any loss suffered by the Company (for which Service Provider is liable to indemnify the Company under this Agreement) from any insurer or any third party liable to Service Provider in respect of such loss.
         Provided that Service Provider complies with such obligation in a timely manner, the Company agrees to delay commencing proceedings against Service

         Provider to enforce payment in respect of any claim, which it may have under this Agreement until such time as and to the extent that Service Provider has obtained recovery against any third party (including but not limited to Third Party Contractors and insurers) in respect of such losses.

7        INSURANCE

7.1 Service Provider undertakes it or one of its affiliates has and will maintain throughout the duration and period of this Agreement appropriate errors and omissions and directors' and officers' insurance in full force and effect to cover its liabilities to third parties.



8        LIMITATION OF AUTHORITY

8.1 Except as expressly provided for in this Agreement, or by the Company, neither Service Provider nor the Staff shall enter into any contract (including verbal) on behalf of the Company or commit or bind the Company to any agreement or obligation, or hold it or themselves out as having authority to do so.

9        COMPLIANCE

9.1 In providing the Services, Service Provider shall, to the extent within its control, comply with, and will not do anything or fail to do anything, which would result in the Company failing to comply with, all applicable laws, legislation and regulations. In addition, Service Provider shall comply with relevant principles and guidelines, manuals, codes and policies issued by the Company to the extent it is made aware of such principles and guidelines, manuals, codes and policies. It is agreed and understood that this clause does not affect or reduce the Company's duty and responsibility with regard to its own regulatory and legal compliance.

9.2 Service Provider shall direct all enquiries from any regulatory authority relating to this Agreement or the Services to the Company, unless (i) the enquiry is specifically addressed to Service Provider (in which case Service Provider shall procure that the details or a copy of such enquiry are promptly relayed in writing to the Company),
         (ii) the enquiry relates exclusively to a third party and not to the Company, or (iii) otherwise agreed in writing by the Parties.

10       PERSONS RESPONSIBLE FOR THE OPERATION OF THIS AGREEMENT

10.1 The Service Provider and the Company shall each appoint two individuals to be their respective representatives (the "Representatives") for the purpose of the operation of this Agreement. The Representatives (identified below) shall be responsible for, among other things, managing the relationship, and acting as the principal points of contact, between the Parties in relation to matters and disputes under this Agreement.

10.2 Any matters or disputes under this Agreement including matters or disputes affecting the relationship between the Parties or the performance of their respective obligations hereunder, shall in the first instance, be raised to and sought to be resolved by the Representatives.

10.3 If and to the extent that any matters or disputes cannot be resolved by the Representatives then the Representatives shall, raise such matters or disputes with a committee comprised of [ ] and established by the Parties for the purpose of overseeing the relationship between the Parties with respect to matters set forth in this Agreement (the "Steering Committee"). The Steering Committee shall be responsible for the resolution of those matters and disputes brought before it.

10.4 The Parties may each appoint Representatives, in lieu of their Representatives listed below, provided that prior written notice is given to the other Party in accordance with Section 22 below.

         COMPANY REPRESENTATIVES:           [             ]
                                            Telephone:
                                            E-Mail:

                                            [             ]
                                            Telephone:
                                            E-Mail:


         SERVICE PROVIDER REPRESENTATIVES:  [             ]
                                            Telephone:
                                            E-Mail:

                                            [             ]
                                            Telephone:
                                            E-Mail:




11.      REPORTING

11.1 Unless otherwise agreed between the Parties, Service Provider shall provide reports on the Services in accordance with the Schedules as amended from time to time.

11.2 Service Provider shall provide such other reports, including in relation to Staff and Third Party Contractors, as may reasonably be required by the Company from time to time in a timely manner.

11.3 To the extent the Schedules do not already address the issue and to the extent appropriate, practicable and necessary, the Parties shall establish benchmarks against which to monitor the performance of Service Provider and Third Party Contractors. If and when such benchmarks are established, Service Provider shall and undertakes to provide reports, at least quarterly, in respect of such benchmarks, or otherwise in accordance with the Schedules.

12       DOCUMENTS AND RECORDS

12.1 Service Provider shall establish and/or maintain records relating to this Agreement and, to the extent reasonable and appropriate, the Services, in accordance with the document retention policy established by SCA or in accordance with applicable laws and regulations if they provide for longer periods of retention.

12.2 The Company, its bona fide agents, auditors and/or a relevant regulatory authority shall have the right on the giving of reasonable prior notice, to inspect and audit any records of or held by Service Provider relating to this Agreement and the Services, and shall have the right to make copies or extracts of any such records.

12.3 In the event that an audit reveals that Service Provider is not complying with the terms of this Agreement, or any applicable regulation, principles, guidelines, laws or legislation in any material respect, the Company may, without prejudice to its other rights under this Agreement, require Service Provider to take all necessary remedial action within four (4) weeks following disclosure to Service Provider of such audit results.

12.4 All files, materials, policies and documents prepared or obtained by Service Provider in the course of carrying out its obligations under this Agreement shall be and remain the property of the Company, and Service Provider shall treat them accordingly - including keeping them safe and secure whilst in Service Provider's possession.

13       CONFIDENTIALITY

13.1 Confidential Information means all information disclosed by either the Company or Service Provider (whether in writing, orally or by another means) concerning the other Party which comes into their possession as a consequence of the operation of this Agreement including, without limitation, information relating to the Parties products, operations, processes, plans or intentions, product information, know-how, design rights, trade secrets, market opportunities and business affairs.

13.2 The Parties undertake to hold the Confidential Information in confidence and not to disclose the Confidential Information (except as provided in this Agreement) without the prior written consent of the other Party.

13.3 Notwithstanding clause 13.2, the Parties are entitled to disclose that portion of the Confidential Information required in order to comply with any legal requirement or any regulation or rule or the requirements of any rating agency, or to the extent the Confidential Information is already in the public domain.

14       DATA PROTECTION

14.1 The Parties undertake to comply with all applicable data protection laws and regulations in any relevant jurisdiction in which personal data (or any other data, the use or transfer of which is regulated by law and regulations in that jurisdiction) is transferred or used in connection with the provision of the Services.

15       BUSINESS CONTINUITY PLAN

15.1 The Parties shall be jointly responsible for devising and maintaining a plan(s) to ensure the continuity of the Services in the event of an unforeseen interruption and any other prudent procedures and measures that are reasonably necessary to prevent the disruption of the Services (collectively, the "Business Continuity Plan"). The Company shall be responsible for maintaining the Business Continuity Plan and the Service Provider shall, in the event of an unforeseen interruption, cooperate to the best of its ability with the Company to ensure the uninterrupted provision of Services.

16       REMUNERATION AND FEES

16.1 The Company will pay Service Provider in accordance with the provisions of the Schedules. Within thirty (30) days of receipt of an invoice from Service Provider, Company shall pay Service Provider semi-annually in arrears. Such invoices shall be provided at the end of the second and fourth quarters of each calendar year, if applicable.

16.2 Unless otherwise provided in the relevant Schedule, at the end of each annual period commencing as of January 1, 2006, Service Provider will perform a review of the fees being charged to the Company and if Service Provider determines, based on a transfer pricing or similar study, that the fees should be different, then the parties will negotiate in good faith to change the fees to a rate consistent with such study.

17       TAXES

17.1 All sums payable pursuant to this Agreement shall be exclusive of any duties and taxes. Any other duties or taxes payable on such sums shall be payable in addition to such sums.

18       COMPLAINTS

18.1 In accordance with clause 22, the Parties shall notify one another immediately upon becoming aware of any relevant matter arising out of the operation of, or in connection with, this Agreement, which has resulted or could result in a complaint to, including but not limited to, any regulatory authority or which could give rise to litigation or proceedings against either Party.

19       TERM AND TERMINATION

19.1 This Agreement may be terminated, either in whole or with respect to one or more of the Services, by the Company at any time by giving the Service Provider sixty (60) days prior written notice.

19.2 Unless the other Party specifically agrees to the contrary in writing, this Agreement will be automatically terminated with immediate effect in the event that one Party shall:-

         (a) enter or become the subject of voluntary or involuntary rehabilitation or liquidation proceedings;

         (b)      become the subject of an action in bankruptcy;

         (c) make or propose any composition with its creditors or make any assignment for the benefit of its creditors or otherwise acknowledge its insolvency;

         (d) have an administrator or administrative receiver or equivalent office holder appointed by a court of competent jurisdiction;

         (e) have a receiver or equivalent office holder appointed for the whole or any part of its business;

         (f) any past or present director, officer, partner or employee of Service Provider is convicted of or charged with any criminal offence involving fraud or dishonesty or any similar criminal offence which may materially affect the operation of this Agreement.

19.3 Each Party shall inform the other immediately upon becoming aware of the occurrence of any of the events set out in Section 19.2 above.

19.4 In the event of persistent and material breaches of any discreet part of the Services, the Company shall inform the Representatives of Service Provider in writing of the nature of such breaches. The Representatives shall meet as soon as reasonably practicable to discuss these breaches (such meeting being expected to occur within seven (7) business days of receipt of the written notice) and try to agree an action plan designed to remedy the breaches within a reasonable timeframe acceptable to the Company. Should an action plan not be agreed within a reasonable timeframe, or the implementation of an action plan not result in the Services being performed to the specified standards, then the Representatives shall raise the matter with the Steering Committee, in accordance with clause 10 above. If the material breaches continue and the Steering Committee does not provide a resolution to the matter within a reasonable timeframe, then the Company has the right to terminate the relevant part of the Services with one (1) month's notice. Such termination will not affect the continuance of the Services not subject to the persistent and material breaches.

19.5 On termination of any Service provided for in any Schedule or the entire Agreement, each Party shall bear its own associated costs; Service Provider will cooperate in good faith with the Company to provide the Company (or its designee) with reasonable assistance to make an orderly transition from Service Provider to another supplier of the Services. Service Provider undertakes to work with the Company to ensure a smooth transition and hand-over and to minimise the costs associated with termination for each Party. Such transition assistance shall include the following:

         (a) developing a transition plan with assistance from the Company or its designee; and

         (b) organizing and delivering to the Company records and documents necessary to allow continuation of the Services, including delivering such materials in electronic forms and versions as requested by the Company.

19.6 Termination of this Agreement does not affect a Party's accrued rights and obligations at the date of termination.

20       LAW AND JURISDICTION

20.1 This Agreement shall be construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

21       ASSIGNMENT

21.1 This Agreement shall not be assignable by either Party without the express written consent of the other, and such consent shall not be unreasonably withheld, provided however that upon delivery of notice to the Company, Service Provider may assign all or a portion of its rights under this Agreement to an affiliate. For purposes of this Agreement "affiliate" shall mean any person, corporation, company partnership, individual or group (collectively a "Person"), which directly or indirectly, through one or more intermediaries, controls or is controlled by, or owns or is owned by another Person, with an equity or other financial interest of 35% or more of any management interest.

22       NOTICES

22.1 All notices hereunder shall be sent to the Party at the address set forth below or at such other address as shall be specified by a Party as to it in a notice duly given. Notices shall be effective upon receipt, and shall be addressed as follows:

         If to Service Provider:    XL Capital Assurance Inc.
                                    1221 Avenue of the Americas
                                    New York, NY 10020

                                    Attention: General Counsel

                                    Telephone: (212) 478-3474

                                    Facsimile: (212) 478-3579

         If to Company:             X.L. Global Services, Inc.
                                    Seaview House
                                    70 Seaview Avenue
                                    Stamford, CT 06902

                                    Attention: General Counsel

                                    Telephone: (203) 964-5200

                                    Fax: (203) 964-5309


         or to such other address as a Party shall have designated by notice in writing to the other Party in the manner provided by this clause 22.1.

23.      THIRD PARTIES' RIGHTS

23.1 For the avoidance of doubt, no term of this Agreement is intended for the benefit of any third party, and the Parties do not intend that any term of this Agreement should be enforceable by a third party.

24       ENTIRE AGREEMENT.

24.1 This Agreement, including the attached Schedules, is the complete and exclusive statement of the agreement between the Parties and supersedes all prior proposals, understandings and all other agreements, oral and written, between the Parties relating to the subject matter of this Agreement. This Agreement may not be modified or altered except by written instrument duly executed by both Parties.

25.      FORCE MAJEURE.

25.1 Any delay or failure by either Party in the performance of this Agreement will be excused to the extent that the delay or failure is due solely to causes or contingencies beyond the reasonable control of such Party.

26.      SEVERABILITY.

26.1 If any provision, clause or part of this Agreement, or the application thereof under certain circumstances is held invalid or unenforceable for any reason, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances shall not be affected thereby.

IN WITNESS  WHEREOF,  the Parties have signed this  Agreement  on the  Effective
Date.



XL CAPITAL ASSURANCE INC.             X.L. GLOBAL SERVICES, INC.

By                                    By:
        --------------------------            ----------------------------------

Name:                                 Name:
        --------------------------            ----------------------------------

Title:                                Title:
        --------------------------            ----------------------------------

SCHEDULE #1

REAL ESTATE AND FACILITIES SERVICES - 1221 AOA -


I           DESCRIPTION OF SERVICES

A.          SCOPE

XL Capital Assurance Inc.("Service Provider") will provide Real Estate and Facilities services (specifically rental of office space and furniture and associated facilities staff services) to X.L. Global Services, Inc. (the "Company") and, on behalf of the Company, to the various XL business segments listed below. Such services will be provided either through Service Provider's own resources, or the resources of its subsidiary or affiliates, as provided in the General Services Agreement (the "Services Agreement"), dated as of July __, 2006, by and between Service Provider and Company, or by contracting with other independent contractors, all in accordance with Section 4.1 of the Services Agreement.


B.          SPECIFIC SERVICES AND ASSOCIATED FEES

The location that will be the subject of this Services Agreement is 1221 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK only.

1221 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK ("1221 AOA")
Service Provider is the leaseholder of the 31st and 32nd floors of 1221 AOA. Service Provider is responsible for all building and landlord correspondence and other communications that are necessary. Annual budgeting by Service Provider and rent schedule review and analysis will provide updated rent and expense adjustments that are necessary and the responsibility of Service Provider. Operating escalations, annual operating expense, real estate tax and electrical are reviewed on an annual basis by the Rock-McGraw, Inc. (the "Landlord" or "LL") and any credits/debits thereby assigned are the primary responsibility of Service Provider but will be proportionately allocated to the Company as described herein.

Service Provider is responsible for the following services and fees based on 2006 budget numbers as presented by Service Provider: rent, operating expenses (LL- and XLCA-generated), non-capital office projects, office supplies & equipment, printing & stationery, subscriptions and publications, courier service & postage, food services, real estate taxes as well as office equipment (leased, rentals, maintenance) on an annual basis. The fees for such expenses (the "Real Estate Expenses") are listed below:

  1. Annual Rent (2006) =               $5,926,400
  2. LL-Generated  OE (2006) =          $2,120,626
  3. XLCA-Generated OE (2006) =         $  473,791
                                        ----------
                                        $8,520,817 Total

Service   Provider   will  provide   office   space,   existing   furniture  and
facilities-related services to the following XL Shared Service Departments and other XL Business Segments:

XL CAPITAL INVESTMENT PARTNERS

XLGS - LEGAL DEPARTMENT

XLGS - GLOBAL TREASURY MGMT-CREDIT

XLGS - IT

XL WEATHER & ENERGY

XLGS-REINSURANCE SECURITY

XLA - INTERNAL AUDIT

XL INVESTMENT MGMT

The Real Estate Expenses will be apportioned to the Company at an annual cost of $1,476,742 (Rent and LL Generated OE based on a percentage of rentable square footage: 15,896 rentable square feet / 92,600 total rentable square feet = 17.17% or $1,381,406; XLCA Generated OE based on a percentage of headcount: 33 XL employees / 164 total employees in location = 20.12% or $95,336) and are subject to periodic adjustment in the event the Services Provider experiences additional expenses that are properly proportionately allocable to the Company such as Landlord-generated operating expenses. The Services Agreement will run through October 31, 2007 or until such time that the Company has reviewed available options and progressed to the stage of defining XL space requirements in the New York City area and has negotiated a mutually agreeable contract with Service Provider that will allow the Company to move these employees, as a group, to the "to be determined" designated facility(ies). In addition, Service Provider reserves the right to extend the Services Agreements to XL business segments as per mutually agreeable terms and determination of needs.

II          SERVICE FEES

The Company agrees to pay for the above space, furniture and facilities fees, specifically noted and capped above, which include rent, operating expenses and all facilities-related expenses.

The Company agrees to pay for any expenses incurred in connection with the co-location of the XL Shared Service Departments and other XL Business Segments in contiguous space on the 32nd floor. Such expense shall include, but not be limited to, any necessary IT infrastructure improvements such as the installation of cabling and any actual moving expenses.

The Company additionally agrees to pay for the Service Provider's Real Estate and Facilities Staff compensation and services as noted below.

The Fee will include:

     (i) The semi-annual Real Estate and Facilities rent and facilities fees based and capped on the totals noted above;

     (ii) Service Provider's Real Estate and Facilities staff compensation and services will be apportioned to the Company at an annual cost of $ 67,421 (based on a percentage of headcount: 33 XL employees / 164 total employees in location = 20.12%) with a mark up of 5.7% of the aggregate amount for this service only, totalling $3,843. The total cost to XLGS for this RE and Facilities staff compensation and services will be capped at $71,264 per annum.

III         ADDITIONAL TERMS


The annual budgeting process will highlight and determine Real Estate and Facilities Expense increases which will be incorporated into any renewal agreements between Service Provider and the Company for the leased office space at 1221 AOA. Rent and operating expense increases will be indicated in a revised Services Agreement if an extension is deemed necessary and mutually-agreeable by both parties.

XLGS will be credited for the funds received from the departing subtenant of the "Front Point" space in the annual amount of $151,360.

Upon termination of this agreement and XLGS vacating of the premises and provided this occurs on or before October 31, 2007, Service Provider agrees to reimburse the Company for the value of the various improvements made by XL Capital Investment Partners in 2005 for the

"Front Point" space at a price equal to its then present value assuming straight-line depreciation over agreed upon periods from date of purchase (i.e. 5 years for furniture; 16.5 years for leasehold improvements; and 3 years for equipment). Assuming such termination and vacation occurs on October 31, 2007, such reimbursement amount will equal $224,824.

SCHEDULE #2

INFORMATION TECHNOLOGY (IT) SERVICES


I           DESCRIPTION OF SERVICES

A.          SCOPE

XL Capital Assurance Inc. ("Service Provider") will provide Information Technology services to XL Global Services, Inc. ("XLGS") either through Service Provider's own resources, the resources of its subsidiaries or affiliates, as defined in the Master Services Agreement (the "Services Agreement"), dated as of _______________, by and between Service Provider and XLGS, or by contracting with other independent contractors, all in accordance with Section 4.1 of the Services Agreement.

B.          SPECIFIC SERVICES

The specific services that Service Provider will provide through XL's Shared Service, Corporate and Business Management IT departments are as follows. All services will be provided based on the standard service levels provided to XL Group companies and XLCA will conform to XL IT Security standards. All work for XLFS, XLLA, and XLWE will be maintenance/supportive based around the applications, with no new development on current or future projects. GTS will continue to support the surrounding infrastructure as it relates to these applications.




         1. XLFS
              o Support and transition of Deal Pipeline System
         2. XLLA
              o Support and maintenance of Surveillance ETL Tool.
              o Transition of MUCS Replacement Project.
              o Transition of SS&C Debt and Derivatives ASP.

         3. XLWE
              o Support and transition of Phaedrus.
              o Transition of Climetrix Weather Valuation ASP.
              o Support and transition of Climetrix/Phaedrus Upload Tool.
              o Support and transition of Silent Importer.
              o Support and transition of Query Tool.
              o Support and transition of Platts.
              o Support and transition of the Pricing Tools used by Jim Hickman.
              o Support and transition of the Outage Valuations tools.

Additional services may be included upon agreement of both parties.

II          SERVICE FEES

Company will pay Service Provider semi-annually on a "cost plus" basis for each Service as set forth herein.

The Fee will include:

     (i) with respect to the services being performed and Support Services being provided by the Service Provider, any salaries, bonuses, benefits, fringe benefits, incentive compensation benefits (if applicable) payroll taxes or other applicable taxes, and depreciation/amortization of office equipment and software attributed to the employee in the group (collectively, the "Employee Costs"), based upon the ratio of Service Provider's estimate of the time spent by the employee on behalf of XLGS or in connection with providing Support Services divided by the total time spent by the employee multiplied by the Employee Costs;

     (ii)   a mark up of 5.7% of the  aggregate  amount  calculated  pursuant to
            (i); and

     (iii) third-party expenses, including travel and entertainment, consulting fees and printing costs, incurred on behalf of XLGS by Service Provider on behalf of XLGS or in connection with providing Support Services;

     (iv) any costs incurred by the Service Provider in providing the Services not in the ordinary course of business.

The service fee is based on actual work effort (time and materials), with appropriate percentage of FTE time designated on specific applications.

XLFS                    $4,664
XLLA                   $29,390
XLWE                   $75,805

The charges above are exclusive of any taxes and the 5.7% mark up.


III         ADDITIONAL TERMS

This support will be in force until 12/31/2006, then transitioning to XL Capital on 1/1/2007

SCHEDULE #3

INFORMATION TECHNOLOGY (IT) SERVICES


I           DESCRIPTION OF SERVICES

A.          SCOPE

XL Capital Assurance Inc. ("Service Provider") will provide Information Technology services to XL Global Services, Inc. ("XLGS") and, on behalf of XLGS, to XL Capital Investment Partners ("XLCIP") either through Service Provider's own resources, the resources of its subsidiaries or affiliates, as defined in the Master Services Agreement (the "Services Agreement"), dated as of _______________, by and between Service Provider and XLGS, or by contracting with other independent contractors, all in accordance with Section 4.1 of the Services Agreement.

B.          SPECIFIC SERVICES

The specific services that Service Provider will provide through XL's Shared Service, Corporate and Business Management IT departments are as follows. All services will be provided based on the standard service levels provided to XL Group companies and XLCA will conform to XL IT Security standards. All services will be for those individuals and equipment resident at 1221 Avenue of the Americas 31st and 32nd Floors, NY, NY 10020. All work for XLCIP, Internal Audit, Insurance, will be maintenance/supportive based around the infrastructure, with no new development on current or future projects.

1.          Desktop:
             o  Desktop Support
             o  Desktop MAC

2.          Help Desk:
             o  Receive and log all Incidents and Service Requests
             o Document the Incident/Request into the TrackIT System and categorize appropriately
             o  Provide Level 1 triage and diagnostic services
             o Answer "how to" questions and solve issues related to supported software and hardware products, utilizing remote takeover of the End Users' system if available
             o  Handle and route End User Service Requests
             o  Provide Level 2 and 3 resources
             o Provide status information to End Users who contact them either using the telephone or email
             o Escalate incidents where service level targets are at risk of being missed, or are missed
             o Follow-up and measure satisfaction through pre-agreed quality and satisfaction measurement methods

3.          Data Network
             o  Support of office LANs (Local Area Network)
             o  Support of Bloomberg Installations


4.          Telephony/Voice  & Video  Conferencing
             o  Configuration and Support of PBX Systems o Voice Mail
             o  Local & Long Distance provisioning
             o  Toll Free Service provisioning
             o  Video Conferencing

5.          User Access and Provisioning:
             o  Directory Services ( DHCP, WINS)
             o  Password Management

6.          Messaging & Collaboration:
             o  Domino Administration
             o Provide Lotus Domino Administrative Functions to Support the Vikara Installation

7.          Data Center Operations:
             o  Monitoring Start of Day Activities
             o  Disaster Recovery
             o  Locate Servers in Data Center

8.          Application  Development,  Maintenance  & Support
             o  Provide Administrative Support for the Vikara Application itself
             o  Provide Outlook Integrator support for Vikara
             o  No other Application Development services to be provided.


Additional services may be included upon agreement of both parties.

II          SERVICE FEES

Company will pay Service Provider semi-annually on a "cost plus" basis for each Service as set forth herein.

The Fee will include:

     (v) with respect to the services being performed and Support Services being provided by the Service Provider, any salaries, bonuses, benefits, fringe benefits, incentive compensation benefits (if applicable) payroll taxes or other applicable taxes, and depreciation/amortization of office equipment and software attributed to the employee in the group (collectively, the "Employee Costs"), based upon the ratio of Service Provider's estimate of the time spent by the employee on behalf of XLGS/XLCIP or in connection with providing Support Services divided by the total time spent by the employee multiplied by the Employee Costs;

     (vi)   a mark up of 5.7% of the  aggregate  amount  calculated  pursuant to
            (i); and

     (vii) third-party expenses, including travel and entertainment, consulting fees and printing costs, incurred on behalf of XLGS/XLCIP by Service Provider on behalf of XLGS/XLCIP or in connection with providing Support Services.

-----------------------------------------
Network/Telephony               $220,684
-----------------------------------------
1221 Data Center Ops              $9,792
-----------------------------------------
Help Desk Support                $29,731
-----------------------------------------
Domino Server Mgmt                $8,909
-----------------------------------------
Hardware Procurement             $89,025
-----------------------------------------


The charges above are exclusive of any taxes and the 5.7% mark up. Some of these costs reflect current headcount at the 1221 Sixth Avenue (delineated in attachment), New York Office of SCA. If there is a headcount variance of +/- 20%, these costs will have to be recalculated.

III         ADDITIONAL TERMS

This support will be in force until 12/31/2006, then transitioning to XL Capital on 1/1/2007.